Exhibit 10.7

PALMER SQUARE CAPITAL BDC INC.

SUBSCRIPTION DOCUMENTS BOOKLET

INSTRUCTIONS
and
SUBSCRIPTION AGREEMENT

November 2019

PALMER SQUARE CAPITAL BDC INC.

INSTRUCTIONS TO SUBSCRIBERS

INSTRUCTIONS TO SUBSCRIBERS

Persons and entities (“Subscribers”) wishing to subscribe for shares of common stock, par value $0.001 per share (the “Shares”), of PALMER SQUARE CAPITAL BDC INC. (the “Fund”) should complete and sign the Subscription Agreement and Form W-9 or applicable Form W-8.

In order to comply with the International Money Laundering Abatement and Anti- Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act of 2001), as amended, and the Treasury Department’s Office of Foreign Assets Control, certain Subscribers may be required to provide additional information. If necessary, you will be contacted regarding the particular information that you will need to provide after you complete the Subscription Agreement and the Form W-9. You will need to provide the requested information prior to the Fund’s acceptance of your subscription.

EACH SUBSCRIBER SHOULD CAREFULLY REVIEW THE FUND’S CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM AND THE EXHIBITS THERETO.

Normally, Subscribers may subscribe by completing the following steps:

1.	SUBSCRIPTION AGREEMENT:

Complete the applicable Sections in Article VI, complete and sign the signature page (30-31).

Custodians of individual retirement accounts must complete the Additional Representation with Respect to Investment for an IRA on page 32 and Acknowledgement Page on page 33.

Custodians/trustees of individual retirement accounts or other Benefit Plan Investors must provide a duplicate statement of address.

2.	IRS FORMS:

Complete and sign IRS Form W-9 or applicable version of Form W-8 (together with all required attachments). IRS Form W-9 and all versions of Form W-8 and associated instructions are available at:

Form W-9 (http://www.irs.gov/pub/irs-pdf/fw9.pdf)

Form W-8BEN (http://www.irs.gov/pub/irs-pdf/fw8ben.pdf)

Form W-8BEN-E (http://www.irs.gov/pub/irs-pdf/fw8bene.pdf)

Form W-8IMY (http://www.irs.gov/pub/irs-pdf/fw8imy.pdf)

3.	AUTHORIZED SIGNATURE(S):

Complete and sign the attached in the places provided to designate all authorized signatories.

4.	ANTI-MONEY LAUNDERING SUPPLEMENT:

Complete and sign the attached Anti-Money Laundering Supplement.

5.	DIVIDEND REINVESTMENT PLAN ELECTION FORM

Complete and sign the attached Dividend Reinvestment Plan Election Form.

Completed Subscription Agreements, Forms W-9 or applicable Form W-8 (and all required attachments), Anti-Money Laundering Supplements and Dividend Reinvestment Plan Election Form should be returned to:

PALMER SQUARE CAPITAL BDC INC.

1900 Shawnee Mission Parkway, Suite 315

Mission Woods, KS 66205

Telephone: (816) 994-3200

Email: investorrelations@palmersquarecap.com

If the Subscriber’s subscription is accepted (in whole or in part) by the Fund, a countersigned copy of this Subscription Agreement will be delivered to the Subscriber.

INSTRUCTIONS FOR TRANSMITTAL OF FUNDS:

In connection with a Subscriber’s investment, the Subscriber shall be required to contribute capital pursuant to Drawdown Notices (as defined in the Subscription Agreement). Upon receipt of a Drawdown Notice, payment shall be sent by wire transfer pursuant to the wire instructions set forth below. Notwithstanding the foregoing, wire instructions may change in the sole discretion of the Fund. Therefore, Subscribers should wire funds in accordance with the wire instructions set forth in any Drawdown Notice issued by the Fund. To the extent there is any discrepancy in the wire instructions set forth below and the wire instructions set forth in a Drawdown Notice, the wire instructions in such Drawdown Notice shall prevail.

Bank:	[●]
SWIFT:	[●]
ABA:	[●]
Account #:	[●]
Account Name:	[●]
For the benefit of:	Palmer Square Capital BDC Inc.
Account #:	[●]
Payment Details:	Include Subscriber Name, Routing or SWIFT number of
Subscriber’s Bank, and Subscriber’s Bank Account Number

In addition to providing the requested information set forth in the Subscription Agreement regarding the origin of your funds, please contact us at (816) 994-3200 or investorrelations@palmersquarecap.com with the date, the amount and the bank and branch from which the funds originate. This will allow us to confirm the receipt of your funds.

If your subscription is not accepted by the Fund, or you do not wish to subscribe for an Shares in the Fund, please destroy all Fund documents. This Subscription Documents Booklet may not be reproduced, duplicated or delivered to any other person.

PALMER SQUARE CAPITAL BDC INC.

SUBSCRIPTION AGREEMENT

PALMER SQUARE CAPITAL BDC INC.

SUBSCRIPTION AGREEMENT

RECITALS

This Subscription Agreement (as the same may be amended, supplemented or otherwise modified from time to time, together with all attachments, the “Subscription” or the “Subscription Agreement”) is being executed and delivered in connection with the subscription by the undersigned (the “Subscriber”) to purchase shares of common stock, par value $0.001 per share (the “Shares”), of Palmer Square Capital BDC Inc. (the “Fund”), a corporation formed under the laws of the State of Maryland with offices at 1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS 66205, through periodic calls of all or a portion of capital amounts of the Subscriber’s aggregate capital commitment (the “Capital Commitment”) in the amount set forth on the signature page below.

ARTICLE I

Subscription for Shares

1.1. Subscription.

(a) The Subscriber hereby tenders this Subscription whereby the Subscriber irrevocably commits and agrees to purchase Shares for an aggregate purchase price, in cash, equal to its Capital Commitment, portions of such Capital Commitment to be payable in immediately available funds on an as-needed basis under the terms and subject to the conditions set forth herein.

(b) The Subscriber acknowledges and agrees that this subscription (i) is irrevocable on the part of the Subscriber, (ii) is conditioned upon acceptance by the Fund and (iii) may be accepted or rejected in whole or in part by the Fund in its sole discretion at any time. The Subscriber agrees to be bound by all the terms and provisions of this Subscription Agreement and the Operative Documents (as defined below). The Subscriber acknowledges that the effective date of this Subscription Agreement will be subsequent to the date the Subscriber signs it, as determined by the Fund in its sole and absolute discretion.

1.2. Receipt of Operative Documents; Form 10.

(a) The Subscriber acknowledges receipt from the Fund of a copy of the Fund’s Confidential Private Placement Memorandum (as the same may be amended, supplemented or otherwise modified from time to time, the “Memorandum”), the Fund’s bylaws, in the form attached hereto as Appendix A (as amended, the “Bylaws”), the Fund’s articles of incorporation, in the form attached hereto as Appendix B (as amended, the “Charter”), the Investment Advisory Agreement by and between Palmer Square BDC Advisor LLC (the “Investment Advisor”) and the Fund, in the form attached hereto as Appendix C (as amended, the “Advisory Agreement”), and the Administration Agreement by and between the Fund and the Investment Advisor (in such capacity, the “Administrator”), in the form attached hereto as Appendix D (as amended, the “Administration Agreement” and, together with the Memorandum, the Bylaws, the Charter, this Subscription Agreement and the Advisory Agreement, the “Operative Documents”) together with this Subscription Agreement.

(b) The Fund will file a registration statement on Form 10 (the “Registration Statement”) for the registration of its common stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement is not the offering document pursuant to which the Fund is conducting this offering of securities. Accordingly, the Subscriber should rely exclusively on information contained in the Memorandum. The Fund expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors,” and together with the Subscriber, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

THE SUBSCRIBER ACKNOWLEDGES THAT THE SUBSCRIBER IS ACQUIRING THE SHARES AFTER INVESTIGATION OF THE FUND AND ITS PROSPECTS AND THAT NO OFFER HAS BEEN MADE TO THE SUBSCRIBER EXCEPT THROUGH THE MEMORANDUM. THE SUBSCRIBER FURTHER ACKNOWLEDGES THAT THE SUBSCRIBER IS NOT RELYING UPON ANY REPRESENTATION MADE BY ANY PERSON EXCEPT AS SET FORTH IN THE MEMORANDUM.

1.3. Terms and Conditions.

(a) The Fund shall have the right to accept or reject the Subscription, in whole or in part, for any reason whatsoever, including, but not limited to, (i) the inability of the Subscriber to meet the standards imposed by Regulation D (“Regulation D”) promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the ineligibility of the Subscriber under applicable state or foreign securities laws or (iii) for any other reason.

(b) If this Subscription is accepted by the Fund, the Fund will forward an executed copy of this Subscription Agreement to the undersigned and the undersigned will be bound by the terms hereof. If the Subscriber’s subscription is accepted in part and rejected in part, the Subscriber will be so notified and the Subscriber agrees to deliver promptly upon the Fund’s request a new signature page to this Subscription Agreement with respect to which the Subscriber’s Capital Commitment shall be such lesser amount as may be determined by the Fund. If the Subscriber’s subscription is wholly rejected, the executed copies of this Subscription Agreement will be returned to the Subscriber.

(c) The closing of the subscription for the Shares by the Subscriber (the “Closing”) shall take place on the date that this Subscription Agreement (having been executed and fully completed by the Subscriber) is accepted in whole or in part by the Fund (such date being the date filled in by the Fund on the signature page hereto). On the date of the receipt of the Subscriber’s first Drawdown Purchase (as defined below), assuming the Closing has taken place, the Subscriber shall be registered as a stockholder of the Fund (a “Stockholder”).

(d) The Subscriber agrees to provide any information reasonably requested by the Fund to verify the accuracy of the representations contained herein, including the Suitability Requirements included in Article VI hereto.

(e) In the event the Subscriber is permitted by the Fund to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, the Purchaser shall be required to enter into an addendum to this Subscription Agreement covering such additional capital commitment.

1.4. Other Investors.

(a) The Fund may enter into Other Subscription Agreements with Other Investors after the Closing, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.” Notwithstanding the provisions of Section 1.5, on one or more dates to be determined by the Fund that occur on or following the Subsequent Closing (each such date, a “Catch-Up Date”), each Subsequent Investor shall be required to purchase from the Fund a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor on such Catch-Up Date(s), such Subsequent Investor’s Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Investors (other than any Defaulting Subscribers) (such amount, the “Catch-Up Purchase Price” and such purchase, the “Catch-up Purchase”). Upon payment of all or a portion of the Catch-Up Purchase Price by the Investor on a Catch-Up Date, the Fund shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the Catch-Up Purchase Price paid minus the Organizational Expense Allocation (as defined below) by (y) the NAV per Share (as defined below) as of a Catch-Up Date (determined prior to such issuance). Investors that make a Capital Commitment prior to any Subsequent Closing will not be required to fund Drawdown Purchases (as defined below) on a Drawdown Date (as defined below) until all Subsequent Investors have made their entire Catch-up Purchase. For the avoidance of doubt, in the event that the Catch-Up Date and a Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this Section 1.4(b)) shall be deemed to have occurred immediately prior to the relevant Drawdown Date.

“Invested Percentage” means, with respect to an Investor, the quotient determined by dividing (i) the aggregate amount of contributions made by such Investor pursuant to Section 1.1 and this Section 1.4(a) and Section 1.5 by (ii) such Investor’s Capital Commitment.

“Organizational Expense Allocation” means, with respect to an Investor, (a) multiplied by (b), where:

“(a)” equals (i) a fraction, the numerator of which is the total Capital Commitments received by the Fund through such date (including the Investor’s), and the denominator of which is the total Capital Commitments received by the Fund through such date (excluding the Investor’s), minus (ii) 1.00; and

“(b)” equals the total amount of organizational and offering expenses spent by the Fund in connection with the Fund’s formation and the offering described in the Memorandum.

1.5. Drawdowns.

(a) Subject to Sections 1.1, 1.2, 1.3 and 1.4, the Subscriber agrees to purchase Shares for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Fund. The Subscriber shall be required to fund a capital contribution to purchase Shares (a “Drawdown Purchase”) each time the Fund delivers a notice (the “Drawdown Notice”) to the Subscriber. Drawdown Notices shall be delivered at least ten calendar days prior to the date on which payment will be due (each, a “Drawdown Date”) and shall set forth the amount, in U.S. dollars, of the aggregate purchase price (the “Drawdown Purchase Price”) to be paid by the Subscriber to purchase Shares on such Drawdown Date. Each purchase of Shares pursuant to a Drawdown Notice will be made at a per Share price equal to the net asset value per Share, as determined by the board of directors of the Fund (the “Board”) or an appropriately designated committee of the Board at the time of issuance of the Drawdown Notice (the “NAV per Share”). No Subscriber shall be required to invest more than the total amount of its Capital Commitment.

(b) Each Drawdown Purchase Price shall be payable, in U.S. dollars and in immediately available funds per the wire transfer instructions set forth in such Drawdown Notice. In addition to the wire transfer instructions, each Drawdown Notice shall set forth (i) the Drawdown Date, (ii) the aggregate amount of capital that is being drawn down from all subscribers and (iii) the Subscriber’s share of capital drawn. The delivery of a Drawdown Notice to the Subscriber shall be the sole and exclusive condition to the Subscriber’s irrevocable and unconditional obligation to pay such Drawdown Purchase Price in the amount set forth therein, without any right of offset, reduction, counterclaim or defense.

(c) Concurrent with any payment of all or a portion of the Drawdown Purchase Price, the Fund shall issue to the Subscriber a number of Shares equal to the amount of the Drawdown Purchase Price funded by the Subscriber on the applicable Drawdown Date divided by the NAV per Share as set forth in the Drawdown Notice. For the avoidance of doubt, the Fund shall not issue Shares for any portion of the Subscriber’s Capital Commitment that has not been paid to the Fund and used to purchase Shares pursuant to one or more Drawdown Notices (the “Undrawn Commitment”).

(d) Upon the earlier to occur of (i) a Liquidity Event (as defined below) and (ii) the five year anniversary of the first Drawdown Date for the Investors in the Fund (the “Commitment Period”) the Subscriber shall be released from any obligation to fund any portion of its Capital Commitment for which it has not received a Drawdown Notice prior to the termination of the Commitment Period, except to the extent necessary to (A) pay expenses of the Fund, including management fees, amounts due or that may become due under any financing or similar obligations, and indemnity obligations or (B) fund investments or obligations (including guarantees) of the Fund in connection with any transaction for which there is a binding written agreement as of the end of the Commitment Period (including phased investments). A “Liquidity Event” means, at the discretion of the Board: (a) (1) the listing of the Fund’s common stock on a national securities exchange or (2) an initial public offering of the Fund’s common stock that results in an unaffiliated public float of at least the lower of (i) $75 million and (ii) 15% of the aggregate capital commitments received prior to the date of such initial public offering (a “Qualified IPO”), or (b) with the consent of a majority of the Fund’s outstanding common stock and in accordance with Maryland law, a corporate control transaction, which may include a strategic sale of the Fund or all or substantially all of its assets to, or a merger with, another entity, or another type of corporate control event (which may include a transaction with an affiliated entity, including an affiliated business development company (“BDC”)) for consideration in cash or publicly listed securities of such entity or a combination of cash and such publicly listed securities.

(e) The Subscriber acknowledges and agrees that the Fund intends to request contributions from all subscribers with an Undrawn Commitment pro rata in accordance with the Capital Commitments of all subscribers with Undrawn Commitments; provided that the Fund shall retain the right to require the Subscriber (i) to fund a Drawdown Purchase Price that is more or less than its pro rata share or (ii) to fund a Drawdown Purchase Price (but not require Other Investors to do so), in either case, in order to accelerate the fulfillment of the Subscriber’s Capital Commitment if less than 20% of the Subscriber’s Capital Commitment remains undrawn, to seek to equalize the percentage of the Subscriber’s total Capital Commitment that has been contributed to the Fund relative to the capital contributions of Other Investors, or to avoid any of the Default Remedy Limitations (as defined below) or for other regulatory reasons. The Subscriber acknowledges and agrees that the Fund may, if determined by the Fund in its sole discretion, from time to time require capital contributions from Other Investors and not the Subscriber. Accordingly, Drawdown Notices may be issued only to selected subscribers (including or excluding the Subscriber) from time to time and require a purchase of Shares by such investors in amounts determined by the Fund in its sole discretion.

1.6. Pledging.

(a) Without limiting the generality of the foregoing, the Subscriber specifically agrees and consents that the Fund may, at any time, without further notice to or consent from the Subscriber (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, transfer its right to draw down capital from the Subscriber hereunder, and the Fund’s right to receive the Drawdown Purchase Price (and any related rights of the Fund), to lenders or other creditors of the Fund, in connection with any indebtedness, guarantee or surety of the Fund; provided that, for the avoidance of doubt, any such grantee’s right to draw down capital shall be subject to the limitations on the Fund’s right to draw down capital set forth herein.

1.7. Dividends; Dividend Reinvestment Plan.

(a) As described more fully in the Memorandum, the Fund generally intends to distribute on a quarterly basis, beginning after the first full quarter following the effectiveness of the Registration Statement, out of assets legally available for distribution, substantially all of its available earnings in such amount so the Fund will not have to pay corporate-level income tax, subject to the discretion of the Board. The Fund has adopted a dividend reinvestment plan, as may be amended (the “Dividend Reinvestment Plan”), pursuant to which, with respect to stockholders who do not “opt-out” of the Fund’s Dividend Reinvestment Plan, the Fund shall reinvest all cash distributions declared by the Board on behalf of any such Stockholder in exchange for such Stockholder receiving a number of newly issued Shares equal to the quotient determined by dividing the amount of cash otherwise to be distributed to such Stockholder in connection with such distribution by NAV per Share as of the valuation date fixed by the Board for such distribution. The Subscriber may “opt-out” of the Dividend Reinvestment Plan in the Dividend Reinvestment Plan Election Form attached hereto. An election to “opt-out” of the Dividend Reinvestment Plan may be altered, subject to approval by the Fund, by notifying the Fund in writing. A change in election must be received by the Fund at least ten calendar days prior to any distribution date; otherwise, such election shall be effective only with respect to any subsequent distributions. The Subscriber acknowledges and agrees that any distributions received by the Subscriber or reinvested by the Fund on the Subscriber’s behalf pursuant to the Dividend Reinvestment Plan shall have no effect on the amount of the Subscriber’s Undrawn Commitment.

1.8. Remedies Upon Drawdown Purchase Price Default. In the event that the Subscriber fails to pay all or any portion of the Drawdown Purchase Price due from the Subscriber on any Drawdown Date (such amount, together with the amount of the Subscriber’s Undrawn Commitment, a “Defaulted Commitment”) and such default remains uncured for a period of ten days, then the Fund shall be permitted to declare the Subscriber to be in default on its obligations under this Subscription Agreement (in such capacity, a “Defaulting Subscriber” and, collectively with any Other Investors declared to be in default, the “Defaulting Stockholders”) and shall be permitted to pursue one or any combination of the following remedies:

(a) Participation in Future Drawdowns. The Fund may prohibit the Defaulting Subscriber from purchasing additional Shares on any future Drawdown Date.

(b) Offer of Shares. The Fund may offer up to 100% of the Defaulting Subscriber’s Shares (the “Offered Shares”) first, to the Other Investors (other than any Defaulting Stockholders) and if such Other Investors do not purchase all of such Offered Shares, to third parties for purchase at a price equal to the lesser of the then-current net asset value of such Shares or the highest price reasonably obtainable by the Fund therefor, subject to such other terms as the Fund in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Subscriber if the purchasing Other Investors or third parties agree to assume the related Capital Commitment with respect to such Shares of the Defaulting Subscriber, including any portion then due and unpaid, and the Fund pursuant to its authority under Section 5.1 may execute on behalf of the Defaulting Subscriber any documents necessary to effect the Transfer (as defined herein) of the Defaulting Subscriber’s Shares pursuant to this Section 1.8(b); provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 1.8(b) in the event that such Transfer (as defined herein) would (x) violate the Securities Act, the Investment Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or such Transfer (as defined herein), (y) constitute a non-exempt “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or (z) cause all or any portion of the assets of the Fund to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to the extent necessary to avoid the occurrence of the consequences described in this sentence) (such consequences (x), (y) and (z), each a “Transfer Restriction”).

(c) Forfeiture of Shares. The Fund may, in its sole discretion and as permitted by applicable law, transfer up to fifty percent (50%) of the Shares then held by the Defaulting Subscriber on the books of the Fund, without any further action being required on the part of the Defaulting Subscriber, to the Other Investors (other than any Defaulting Stockholders), pro rata in accordance with their respective Capital Commitments; provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no Shares shall be transferred to any Other Investor pursuant to this Section 1.8(c) in the event that such transfer would result in any Transfer Restriction; provided, further, that any Shares that have not been transferred to one or more Other Investors pursuant to the previous proviso shall be allocated among the participating Other Investors pro rata in accordance with their respective Capital Commitments. The mechanism described in this Section 1.8(c) is intended to operate as a liquidated damage provision, since the damage to the Fund and Other Investors resulting from a default by the Defaulting Subscriber is both significant and not easily quantified. By entry into this Subscription Agreement, the Subscriber agrees to this transfer and acknowledges that it constitutes a reasonable liquidated damage remedy for any default in the Subscriber’s obligation of the type described.

(d) Other Remedies. The Fund may pursue any other remedies against the Defaulting Subscriber available to the Fund at law or in equity. No course of dealing between the Fund and any Defaulting Stockholder and no delay in exercising any right, power or remedy conferred in this Section 1.8 or now or hereafter existing at law or in equity or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy. In addition to the foregoing, the Fund may in its discretion institute a lawsuit against the Defaulting Subscriber for specific performance of its obligation to pay any Drawdown Purchase Price and any other payments to be made by the Defaulting Subscriber pursuant to this Subscription Agreement and to collect any overdue amounts hereunder. Notwithstanding any other provision of this Subscription Agreement, the Subscriber agrees (i) to pay on demand all costs and expenses (including attorneys’ fees) incurred by or on behalf of the Fund in connection with the enforcement of this Subscription Agreement against the Subscriber sustained as a result of any default by the Subscriber and (ii) that any such payment shall not constitute payment of a Drawdown Purchase Price or reduce the Subscriber’s Capital Commitment. The Subscriber agrees that this Section 1.8 is solely for the benefit of the Fund and shall be interpreted by the Fund against the Defaulting Subscriber in the discretion of the Fund. The Subscriber further agrees that the Subscriber cannot and will not seek to enforce this Section 1.8 against the Fund or any other investor in the Fund.

(e) Drawdown Notices. The Fund shall be authorized to issue additional Drawdown Notices to non-Defaulting Subscribers to make up for any short-fall caused by a Defaulting Subscriber’s failure to fund any Drawdown Notice, provided that no Subscriber shall be obligated to fund more than its then Undrawn Commitment.

ARTICLE II

REPRESENTATIONS AND WARRANTIES BY THE SUBSCRIBER; INDEMNIFICATION

2.1. Representations and Warranties by the Subscriber. The Subscriber represents and warrants to the Fund that:

(a) The Subscriber understands that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and the Subscriber agrees that any Shares acquired by the Subscriber may not be Transferred (as defined below) in any manner that would require the Fund to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. “Transfer” (or any derivative thereof) shall mean to sell, offer for sale, agree to sell, exchange, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose of or agree to dispose of, in any case whether directly or indirectly.

(b) The Subscriber is acquiring the Shares for the Subscriber’s own account, as principal, for investment purposes only, and not with any intention to resell, distribute or otherwise dispose of the Shares, in whole or in part. No one other than the Subscriber has any interest in or any right to acquire the Shares. The Subscriber understands and acknowledges that the Fund will have no obligation to recognize the ownership, beneficial or otherwise, of such Shares by anyone but the Subscriber.

(c) The Subscriber has been furnished with, has carefully read and has relied solely on (except for information obtained pursuant to paragraph (e) below) the information contained in the Memorandum and this Subscription Agreement and the Subscriber has not relied on any other offering literature or prospectus and no representations or warranties have been made to the Subscriber by the Fund or its employees or agents, other than the representations as set forth in the Memorandum and this Subscription Agreement. The Subscriber understands the various risks and conflicts of interests of the Fund, as well as the fees and other compensation to which the Fund is subject. The Subscriber understands that Dechert LLP acts as counsel only to the Fund and does not represent the Subscriber or any other person by reason of such person’s investment in the Fund.

(d) The Subscriber acknowledges that the Shares were not offered to the Subscriber by any means of general solicitation or general advertising. In that regard, the Subscriber is not subscribing for the Shares: (i) as a result of, or subsequent to, becoming aware of any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, generally available electronic communication, broadcast over television or radio or generally available to the public on the internet or worldwide web; (ii) as a result of, or subsequent to, attendance at a seminar or meeting called by any of the means set forth in (i) above; or (iii) as a result of, or subsequent to, any solicitations by a person not previously known to the Subscriber in connection with investment in securities generally.

(e) The Subscriber has had an unrestricted opportunity to: (i) obtain additional information concerning the offering of Shares (the “Offering”), the Shares, the terms and conditions of the Operative Documents, the Fund and any other matters relating directly or indirectly to the Subscriber’s purchase of the Shares; and (ii) ask questions of, and receive answers from, the Fund concerning the terms and conditions of the Offering and obtain such additional information as may have been necessary to verify the accuracy of the information contained in the Memorandum or otherwise provided. None of the Fund, the Investment Advisor, the Administrator nor anyone on their behalf has made any representations (whether written or oral) to the Subscriber (i) regarding the future performance of the Fund or (ii) that the past performance of the Fund or their affiliates will in any way predict the results of the Fund’s activities.

(f) The Subscriber is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”). In addition, the Subscriber has knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of an investment in the Fund. All information that the Subscriber has provided concerning the Subscriber and the Subscriber’s financial position is true, correct and complete.

(g) The Subscriber has not been subject to any disqualifying events, as defined under Rule 506(d) of Regulation D under the Securities Act (a “Disqualifying Event”), or any proceeding or event that could result in a Disqualifying Event that would either require disclosure under the provisions of Rule 506(e) of the Securities Act or result in disqualification under Rule 506(d)(1) of the Fund’s reliance on the Rule 506 safe harbor. The Subscriber further represents and warrants that, unless it notifies the Fund otherwise in writing, the Subscriber is not acting as part of a group (as such term is defined in Section 13(d) of the Securities Act) with any other individuals or entities (including any existing or prospective investor in the Fund) for the purpose of acquiring or holding the Shares.

(h) The Subscriber is not relying on the Fund or any information in the Memorandum with respect to any legal, investment or tax considerations involved in the purchase, ownership and disposition of the Shares. The Subscriber has relied solely upon the advice of, or has consulted with, in regard to the legal, investment and tax considerations involved in the purchase, ownership and disposition of the Shares, the Subscriber’s legal counsel, business and/or investment adviser, accountant and tax advisor.

(i) The Subscriber has full power and authority to make the representations and warranties referred to herein, to purchase the Shares and to execute and deliver this Subscription Agreement, and if the Subscriber is an entity, the partner, officer or trustee executing this Subscription Agreement represents and warrants that he or she has full power and authority from all of the partners, the board of directors or all of the trustees of such entity, as the case may be, to execute this Subscription Agreement on behalf of such entity and that the purchase of the Shares is not prohibited by the governing documents of the entity or any applicable laws.

(j) The Subscriber understands that the Shares cannot be Transferred except in accordance with (1) the registration provisions of the Securities Act or an exemption from such registration provisions, (2) any applicable U.S. federal or state or non-U.S. securities laws and (3) the terms of this Subscription Agreement and the Operative Documents. The Subscriber further acknowledges that its overall Capital Commitment to the Fund and other investments that are not readily marketable is not disproportionate to the Subscriber’s net worth and the Subscriber has no need for immediate liquidity of the Subscriber’s investment in the Fund.

(k) The Subscriber understands that the Fund intends to file or has filed an election to be treated as a BDC under the Investment Company Act and intends to elect or has elected to be treated as a “regulated investment company” within the meaning of Section 851 of the Code for U.S. federal income tax purposes. Pursuant to these elections, the Subscriber shall be required to furnish certain information to the Fund as required under U.S. Treasury Regulation §1.852-6(a) and other regulations. If the Subscriber is unable or refuses to provide such information directly to the Fund, the Subscriber understands that it shall be required to include additional information on its income tax return as provided in U.S. Treasury Regulation § 1.852-7.

(l) None of the information concerning the Subscriber nor any statement, certification, representation or warranty made by the Subscriber in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including any Form W-9 or the relevant Forms W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

(m) The Subscriber has read and understands the provisions of the Memorandum. In particular, the Subscriber has carefully reviewed the various risks of an investment in the Fund, including the risks summarized under “RISK FACTORS” in the Memorandum. In addition, the Subscriber understands that various potential and actual conflicts of interest may arise from the overall investment activities of the Investment Advisor and the Fund, and the Subscriber has carefully reviewed the various conflicts summarized under “POTENTIAL CONFLICTS OF INTEREST” in the Memorandum. The Subscriber consents to such potential and actual conflicts of interest and hereby waives any claim with respect to the existence of any such conflict of interest.

(n) The Subscriber has obtained, in its judgment, sufficient information from the Fund and any of its authorized representatives, to evaluate the merits and risks of an investment in the Fund, and that after all necessary advice and analysis, has determined that its investment in the Fund is suitable and appropriate and further, that the Subscriber is willing and able to bear the economic and other risks of an investment in the Fund for an indefinite period of time.

(o) The Subscriber understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Fund and the Investment Advisor with respect to the Fund. The purchase of Shares by the Subscriber is consistent with the investment purposes and objectives and cash flow requirements of the Subscriber and will not adversely affect the Subscriber’s overall need for diversification and liquidity.

(p) The Subscriber maintains the Subscriber’s domicile, and is not merely a transient or temporary resident, at the principal address shown on the signature page of this Subscription Agreement.

(q) The Subscriber acknowledges and agrees that any changes made by the Subscriber to any of the documents delivered to the Subscriber in connection with the Offering shall not be effective unless the Fund consents to such changes.

(r) The Subscriber has not reproduced, duplicated, distributed or delivered the Memorandum or the Operative Documents to any other person, except to the Subscriber’s professional advisors or as instructed by the Fund.

(s) The Subscriber acknowledges and agrees that amounts paid to the Subscriber will be paid to the account indicated on the signature page hereto unless written instructions are received from the Subscriber to the effect that payments are to be made to another account. The Fund reserves the right to object to the Subscriber’s choice of another account in its sole and absolute discretion.

(t) Prospective Subscribers should check the Treasury Department’s Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.

The Subscriber represents that any amounts it will contribute to the Fund will not be directly or indirectly derived from activities that may contravene U.S. Federal, state and international laws and regulations, including anti-money laundering laws.

OFAC prohibits, among other things, the engagement in transactions with, and the provisions of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website.

The Subscriber hereby represents and warrants, to the best of its knowledge, that none of:

(i)	the Subscriber;

(ii)	any person controlling, controlled by or under common control with, the Subscriber;

(iii)	if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or

(iv)	any person for whom the Subscriber is acting as agent or nominee in connection with this investment

(A)	is a country, territory, individual or entity named on an OFAC list, or is an individual or entity that resides or has a place of business in a country or territory named on such lists;

(B)	is a senior foreign political figure[1], or any immediate family member[2] or close associate[3] of a senior foreign political figure within the meaning of the Department of Treasury’s Guidance on Enhanced Scrutiny for Transactions That May Involve the Proceeds of Foreign Official Corruption[4] and as referenced in the USA PATRIOT Act of 2001, as amended (the “Patriot Act”);[5] or

(C)	is a “foreign shell bank”[6] or transacts business with a “foreign shell bank”.

The Subscriber agrees to promptly notify the Fund should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber is advised that, by law, the Fund may be obligated to “freeze the account” of the Subscriber by prohibiting additional contributions, refusing to process a distribution to Subscriber or suspending other rights the Subscriber may have under this Subscription Agreement or the Operative Documents, and the Fund may also be required to report such action and to disclose the Subscriber’s identity to OFAC.

The Subscriber understands that the Fund may not accept any contributed amounts from the Subscriber if it cannot make the representations set forth above and the Fund may return any contributed amounts to the Subscriber if the information provided to the Fund is incomplete or is deemed suspicious.

If the Subscriber is an investment entity, then the Subscriber hereby represents and warrants to the Fund that the Subscriber is aware of the requirements of the Patriot Act, the regulations administered by OFAC and other applicable U.S. Federal, state or non-U.S. anti-money laundering laws and regulations (collectively, the “anti- money laundering/OFAC laws”). The Subscriber further represents and warrants that it has anti-money laundering policies and procedures in place reasonably designed to verify the identity of its beneficial owners and/or underlying investors (as applicable) and their sources of funds. Such policies and procedures are properly enforced and are consistent with the anti-money laundering/OFAC laws. The Subscriber hereby represents and warrants to the Fund that, to the best of its knowledge, the Subscriber’s beneficial owners and/or underlying investors (as applicable) are not individuals, entities or countries that may subject the Fund to criminal or civil violations of any anti-money laundering/OFAC laws. The Subscriber hereby acknowledges and agrees that the Fund, or any other party on behalf of the Fund, may be required and shall be entitled to reveal any information regarding the Fund and the Subscriber’s investment in the Fund, including details of the Subscriber’s identity, to their regulators and/or any other government agency within their jurisdiction, as they shall, in their sole and absolute discretion, consider appropriate. The Subscriber will promptly provide any additional documentation the Fund may request in the future to the extent the Fund determines necessary in order to comply with applicable anti-money laundering laws or policies or other applicable laws.

1	A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not); a senior official of a major non-U.S. political party; or a senior executive of a non-U.S. government-owned commercial enterprise. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. Senior executives are individuals with substantial authority over policy, operations or the use of government-owned resources.

2	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
3	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.
4	For a more extensive discussion of the preceding terms and definitions, see http://www.federalreserve.gov/boarddocs/srletters/2001/sr0103a1.pdf.
5	The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001).
6	A “foreign shell bank” is a foreign bank that does not have a physical presence in any country.

(u) The Subscriber has indicated in Section 6.5 whether it is a “Benefit Plan Investor”. If it is not a Benefit Plan Investor on the date this Subscription Agreement is signed, the Subscriber agrees to notify the Fund in writing in advance if it anticipates becoming a Benefit Plan Investor at any time while it continues to hold any Shares in the Fund and to provide the information concerning its Benefit Plan Investor status required in Section 6.5. If the Subscriber is an entity that is a Benefit Plan Investor, it has indicated in Section 6.5 the percentage of its equity interests that are held by Benefit Plan Investors and will promptly notify the Fund in writing if that percentage changes.

(v) If the Subscriber is an insurance company and is investing the assets of its general account (or the assets of any wholly-owned subsidiary of its general account) in the Fund, it has indicated in Section 6.5 whether its assets include “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the percentage of its assets that constitute “plan assets”. The Subscriber will promptly notify the Fund in writing if that percentage changes.

(w) If the Subscriber is a Benefit Plan Investor, the Subscriber acknowledges that it is intended that the Fund will not hold “plan assets”, as described in Section 6.5, of any Benefit Plan Investor that acquires Interests in the Fund. Accordingly, the Subscriber agrees that the Fund may at any time require the Subscriber to sell all or any portion of its Shares as, in the opinion of the Fund, is necessary to attempt to ensure that the assets of the Fund do not include “plan assets”.

(x) If the Subscriber is or will be, or is or will be acting on behalf of, an ERISA Plan or a Tax-Favored Plan, as those terms are defined in Section 6.5, or an entity that is a “Benefit Plan Investor” by reason of holding plan assets of any ERISA Plan or Tax-Favored Plan as described in Section 6.5 (each of the foregoing, a “Plan”): (i) the person or entity signing this Subscription Agreement is a fiduciary of each the Plan (the “Plan Fiduciary”); (ii) the decision to invest in the Fund was made by the Plan Fiduciary; (iii) the Plan Fiduciary is unrelated to the Fund and the Investment Advisor and any person affiliated therewith and is duly authorized to make such an investment decision on behalf of the Plan; (iv) the acquisition and subsequent holding of the Shares do not and will not constitute a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 the Code; (v) the Plan’s subscription to invest in the Fund and the purchase of Shares contemplated hereby is in accordance with the terms of the Plan’s governing instruments; and (vi) the Plan Fiduciary has not relied on, and is not relying on, the investment advice of the Fund nor any of its directors, officers, employees, or representatives with respect to the Plan’s investment in the Fund, and neither the Fund nor any of its directors, officers, employees, or representatives, has any investment discretion with respect to the assets of the Plan which will be used to purchase the Shares.

(y) If the Subscriber is a “governmental plan” within the meaning of Section 3(32) of ERISA, a “church” plan within the meaning of Section 3(33) of ERISA, a non-U.S. plan or other plan subject to any federal, state, local or non-U.S. law similar to the fiduciary responsibility provisions of Title I of ERISA or to Section 4975 of the Code (collectively, “Other Plans”), or a trust, partnership, limited liability company or other entity that is deemed to hold assets of an Other Plan under applicable law, then the Subscriber represents, warrants and agrees that: (i) the assets of the Fund will not be considered to include the assets of such Other Plan under the provisions of applicable law as a result of the Subscriber’s investment in the Fund; (ii) there is no federal, state, local or non-U.S. law, rule, regulation or constitutional provision applicable to the Other Plan that could in any respect affect the operation of the Fund, or prohibit any action contemplated by the Fund’s governing documents or related disclosures; and (iii) the Subscriber’s investment in the Fund is in accordance with the constituent documents of the Other Plan and will not result in a breach of any law, statute, rule, regulation or order of any court or governmental agency or body having jurisdiction over the Subscriber or any of its assets, including, without limitation, any law substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

(z) In the event that the Subscriber is acting as agent, representative or nominee for another party (a “Beneficial Owner”), the Subscriber understands and acknowledges that the representations, warranties and agreements made herein are made by the Subscriber: (i) with respect to the Subscriber; and (ii) with respect to each Beneficial Owner of the Shares subscribed for hereby. The Subscriber represents and warrants that the Subscriber has all requisite power and authority from said Beneficial Owner(s) to execute and perform the obligations under this Subscription Agreement and has anti-money laundering policies and procedures in place reasonably designed to verify the identity of each Beneficial Owner and the sources of each Beneficial Owner’s funds. Such policies and procedures are properly enforced and are consistent with anti-money laundering/OFAC laws such that the Fund may rely on this representation. The Subscriber agrees, except to the extent specifically prohibited by applicable law, to indemnify the Fund and its officers, agents and affiliates for any and all costs, fees and expenses (including reasonable legal fees and disbursements) in connection with any damages resulting from the Subscriber’s or any Beneficial Owner’s misrepresentation or misstatement contained herein, or the assertion of the Subscriber’s lack of proper authorization from each Beneficial Owner of the Shares subscribed for hereby to enter into this Subscription Agreement or perform the obligations thereof.

(aa) The Subscriber acknowledges and agrees that the Fund may release and disclose to any service provider to the Fund, to regulatory, taxing or law enforcement authorities in any applicable jurisdiction to which any of the Fund and/or the Investment Advisor is or may be subject, copies of this Subscription Agreement and Subscription Documents Booklet and confidential information concerning the Subscriber, and if applicable, person(s) with a direct or indirect beneficial interest in the Shares or in the Subscriber itself, in their respective possession, whether provided by the Subscriber to the Fund or otherwise, including details of the Subscriber’s holdings in the Fund, historical and pending transactions in the Shares and the values thereof, if the Fund in its sole and absolute discretion, determines that it is required or advisable to do so in order to ensure compliance with applicable law. Any such disclosure pursuant to the foregoing shall not be treated as a breach of any restriction upon the disclosure of information imposed on any of the Fund or any other such person, by law or otherwise.

(bb) The Subscriber acknowledges, understands and agrees that it may receive or have access to confidential information relating to the Investment Advisor and the Fund, including, without limitation, underlying investments, portfolio positions, valuations, information regarding potential investments and all financial and performance information (collectively, “Confidential Information”), which is proprietary in nature and nonpublic. Whether or not this Subscription Agreement is accepted by the Fund, the Subscriber covenants and agrees that it shall not directly or indirectly, use, utilize or communicate or otherwise disclose such Confidential Information to any person or entity for any purpose whatsoever except: (i) as required by law; (ii) as permitted in writing by the Fund; or (iii) to the extent that such Confidential Information becomes public, other than from a violation of such Subscriber of this Subscription Agreement. Furthermore, the Subscriber has not reproduced, duplicated or delivered the Memorandum, this Subscription Agreement, the Operative Documents or any other document provided by the Fund to any other person, except professional advisers to the Subscriber or as instructed by the Fund.

(cc) Notwithstanding anything else contained in this Subscription Agreement, the Subscriber may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of its investment in the Fund, its former investment in the Fund (if the Subscriber has withdrawn from the Fund) and any transactions entered into by the Fund or pursuant to this Subscription Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided to the Subscriber relating to such tax treatment and tax structure; provided that the Subscriber shall not disclose any information for which nondisclosure is reasonably necessary in order to comply with applicable law.

(dd) If the Subscriber is an individual retirement account (“IRA”) or a self-directed pension plan, and this Subscription Agreement is being executed by a custodian or a directed trustee on behalf of such Subscriber, the individual who established the IRA or the person who directed the pension plan’s investment in the Fund, as the case may be: (i) has directed the custodian or trustee of the Subscriber to execute this Subscription Agreement on the line set forth below for Authorized Signatory; (ii) has exclusive authority with respect to the decision to invest in the Fund; and (iii) has signed below to indicate that he or she has reviewed, directed and certifies to the accuracy of the representation and warranties made by the Subscriber herein.

(ee) (i) The Subscriber understands, acknowledges and agrees that pursuant to Sections 1471 through 1474 of the Code, (or any amended or successor version) and any current or future regulations promulgated under such Sections or any official interpretations thereof (“FATCA”) the Fund is required to obtain from Subscriber certain identifying information, including, without limitation, name and address, and documentation, about Subscriber and Subscriber’s direct and indirect owners, and whether Subscriber or any such owner is a U.S. person or entity, and other tax-related information and documentation (collectively, the “FATCA Information”).

(ii) The Subscriber (A) agrees to promptly deliver all FATCA Information upon request by the Fund, the Investment Advisor or the Administrator and to certify such information in such form as may be required, and (B) understands, acknowledges and agrees that the FATCA Information may be disclosed to the Internal Revenue Service (the “IRS”) and other governmental tax authorities by the Fund, the Investment Advisor or the Administrator.

(iii) The Subscriber understands, acknowledges and agrees that if the Subscriber does not provide the requested FATCA Information, the Fund may, at its sole option and in addition to all other remedies available at law or in equity, immediately redeem the Subscriber’s Shares in accordance with the procedures set forth elsewhere herein or prohibit the Subscriber from purchasing additional Shares or participating in additional investments in the Fund, decline or delay redemption requests, if any, by the Subscriber and/or deduct from such Subscriber’s account and retain amounts sufficient to indemnify and hold harmless the Fund from any and all withholding taxes, interest, penalties and other losses or liabilities suffered by the Fund on account of the Subscriber’s not providing all requested FATCA Information in a timely manner, and to ensure that such withholding taxes, interest, penalties and other losses or liabilities are economically borne by the Subscriber. The Subscriber shall have no claim against the Fund, the Administrator, the Investment Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.

(iv) The Subscriber further agrees to notify the Fund, the Investment Advisor and the Administrator immediately of any change in any of the FATCA Information previously provided to the Fund, the Investment Advisor or the Administrator. In the event of any change in the applicable status of Subscriber for purposes of FATCA or the FATCA Agreements, the Subscriber hereby agrees to promptly inform the Fund, the Investment Advisor and the Administrator thereof and execute and deliver any applicable new IRS Forms or other tax-related documentation and information as necessary for the Fund to comply with its obligations under FATCA.

2.2. Additional Information and Subsequent Changes. The Fund may request from the Subscriber such additional information as it may deem necessary to evaluate the eligibility of the Subscriber to acquire the Shares. The Fund and/or the Investment Advisor from time to time may also request additional information from the Subscriber to enable them to determine their compliance with applicable regulatory requirements, to preserve the Fund’s tax status, and/or for other reasons, including, without limitation, information regarding the Subscriber (and its beneficial owner) that will enable the Fund to comply with its tax reporting and withholding obligations, including its obligations set forth under Code Sections 1471-1474 and the Treasury Regulations thereunder. The Subscriber agrees to provide such information as may reasonably be requested.

The Subscriber also agrees to promptly notify the Fund in writing if there is any change with respect to any of the information or representations made herein.

2.3. Exculpation. The Subscriber hereby agrees that none of the Fund or any of its affiliates, officers, directors, principals, members or employees, shall incur any liability (i) in respect of any action taken upon any information provided to the Fund by the Subscriber or for relying on any notice, consent, request, instructions or other instrument believed, in good faith, to be genuine or to be signed by properly authorized persons on behalf of the Subscriber, including any document transmitted by facsimile, or (ii) for adhering to the anti-money laundering obligations set out herein or anti-money laundering laws and regulations of the United States or any similar law whether nor or hereinafter in effect.

2.4. Indemnification. The Subscriber understands that the acceptance of its offer to subscribe for the Shares was made in reliance upon the Subscriber’s representations and warranties set forth in this Article II. The Subscriber hereby agrees, except to the extent specifically prohibited by applicable law, to indemnify the Fund, the Investment Advisor, the Administrator and each of their respective affiliates and to defend and hold each of them harmless from and against any loss, claim, damage, liability, cost or expense (including reasonable legal fees and disbursements) due to or arising out of a breach of any representation, warranty or agreement of the Subscriber contained in this Subscription Agreement or in any other document provided by the Subscriber to the Fund in connection with the Subscriber’s purchase of the Shares. The Subscriber hereby agrees, except to the extent specifically prohibited by applicable law, to indemnify the Fund, the Investment Advisor, the Administrator and each of their respective affiliates, and to defend and hold each of them harmless against all losses, claims, damages, liabilities, costs or expenses (including reasonable legal fees and disbursements) arising as a result of the sale or distribution of the Shares or any part thereof by the Subscriber in violation of the Securities Act or other applicable law or any misrepresentation or breach by the Subscriber with respect to the matters set forth herein. The Subscriber hereby agrees, except to the extent specifically prohibited by applicable law, to indemnify the Fund, the Investment Advisor, the Administrator and each of their respective affiliates, and to defend and hold each of them harmless against all losses, claims, damages, liabilities, costs or expenses (including reasonable legal fees and disbursements) arising as a result of its or their reliance on facsimile or other instructions, or the assertion of the Subscriber’s lack of proper authorization from the beneficial owner(s) to execute and perform the obligations under this Subscription Agreement. In addition, the Subscriber agrees, except to the extent specifically prohibited by applicable law, to indemnify the Fund, the Investment Advisor, the Administrator and each of their respective affiliates and to defend and hold each of them harmless from and against any and all loss, claim, damage, liability, cost or expense (including reasonable legal fees and disbursements) to which they may be put or which they may incur or sustain by reason of or in connection with any misrepresentation made by the Subscriber with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement, or any breach of any such warranties or any failure to fulfill any covenants or agreements set forth herein or included in the Memorandum. The Subscriber acknowledges that due to anti-money laundering/OFAC laws operating within their respective jurisdictions, the Fund, and any entity acting on the Fund’s behalf, may require further identification of the Subscriber before applications can be processed. The Subscriber agrees that the Fund, the Investment Advisor, and the Administrator shall be held harmless and indemnified by the Subscriber against any loss arising from the failure to process this application if such information as has been required from the Subscriber has not been provided by the Subscriber. Notwithstanding any provisions of this Subscription Agreement, the Subscriber does not waive any rights granted to it under applicable securities laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES BY THE FUND

3.1. Representations and Warranties by the Fund. The Fund represents and warrants to the Subscriber that:

(a) At the Closing and on the first Drawdown Date, the Fund will be duly organized, validly existing and in good standing under the laws of Maryland; (ii) the Fund will have all requisite power and authority to sell the Shares as provided herein; (iii) the sale of the Shares will not violate or conflict with any provision document or instrument by which the Fund is bound as of the first Drawdown Date; (iv) the sale of the Shares will have been duly authorized by all necessary action on the Fund’s behalf; and (v) this Subscription Agreement will have been duly executed and delivered by the Fund and will constitute a legal, valid and binding agreement of the Fund.

(b) On the first Drawdown Date, the Fund will have full power to conduct its business as described in the Memorandum.

(c) Neither the execution nor the delivery of this Subscription Agreement, nor the consummation of the transactions as contemplated herein, nor compliance with the terms, conditions or provisions hereof will result in a breach or violation of any of the terms or provisions or constitute a default under any agreement or instrument to which the Fund is a party.

(d) To the actual knowledge of the Fund, there are no legal or governmental proceedings pending to which the Fund is a party or to which any of the Fund property at the date hereof is subject.

ARTICLE IV

TRANSFERABILITY

4.1. General Restrictions on Transfer.

(a) Prior to any Liquidity Event, the Subscriber may not Transfer all or any portion of its Shares or Capital Commitment unless the Transfer is made in accordance with applicable securities laws and is otherwise in compliance with the transfer restrictions set forth in Appendix E. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Fund. Following a Liquidity Event, the Subscriber shall be restricted from selling or disposing of its Shares by applicable securities laws, contractually by a lock-up agreement pursuant to the terms of Section 4.2(a) and with the underwriters of the Qualified IPO, if any.

(b) The Subscriber acknowledges that the Subscriber is aware and understands that there are other substantial restrictions on the transferability of its Capital Commitment or Shares under this Subscription Agreement, the Charter and applicable law, including the fact that (A) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (B) the Shares are not currently, and Shareholders have no rights to require that the Shares be, registered under the Securities Act or the securities laws of the various states or any non-U.S. jurisdiction, and therefore the Shares cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (C) the Subscriber may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Fund.

(c) Notwithstanding any other provisions of this Subscription Agreement, the Subscriber covenants that it shall not Transfer all or any part of the Shares or its Capital Commitment (or purport to do so) if such Transfer would cause (A) the Fund or the Investment Advisor to be in violation of the U.S. Bank Secrecy Act, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the Patriot Act, or any similar U.S. federal, state or non-U.S. law or regulation; or (B) the Shares to be held by a country, territory, entity or individual currently subject to any U.S. sanctions administered by OFAC or any entity or individual that resides or has a place of business in, or is organized under the laws of, a country or territory that is subject to any sanctions administered by OFAC.

4.2. Liquidity Event-Related Restrictions.

(a) The Subscriber agrees that for a period beginning on the closing date of any Liquidity Event, and continuing to and including at least 360 calendar days thereafter, the Subscriber shall not, without the prior written consent of the Fund and unless in accordance with applicable securities and other laws, (i) Transfer any portion of its Capital Commitment, (ii) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any Shares of the Fund or any securities convertible into or exercisable or exchangeable for common stock, or warrants or other rights to purchase Shares, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares or any securities convertible into or exercisable or exchangeable for Shares, or warrants or other rights to purchase Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise, or (iv) publicly announce an intention to effect any transaction specified in clauses (i), (ii) or (iii) (collectively, the “Prohibited Activities”). The Subscriber agrees that the specific terms of the foregoing restrictions on Prohibited Activities, including the exact time periods of such restrictions, and any other limitations on the sale of Shares in connection with or following a Liquidity Event shall be agreed prior to the Liquidity Event between, on the one hand, the Board and/or the Investment Advisor, acting on behalf of the Stockholders, and on the other hand, the underwriters or other similar institutions, acting on the Fund’s behalf, in connection with a Liquidity Event, and that the Subscriber shall be bound by any such terms and limitations.

ARTICLE V

SPECIAL POWER OF ATTORNEY

5.1. Power of Attorney and Irrevocable Proxy.

(a) The Subscriber hereby irrevocably makes, constitutes and appoints the Fund (hereinafter, the “Attorney”), as the Subscriber’s true and lawful agent, proxy and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead for its use and benefit, to approve, make, execute, sign, acknowledge, swear to, record and file:

(1) all instruments, documents and certificates which, from time to time, may be required by the law of the United States of America, the State of Maryland or any state in which the Fund shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Fund, or which the Fund deems to be advisable to file;

(2) any and all filings required to be made by the Subscriber under the Exchange Act with respect to any of the Fund’s securities that may be deemed to be beneficially owned by the Subscriber under the Exchange Act;

(3) all certificates and other instruments deemed advisable by the Fund in order for the Fund to enter into any borrowing or other financing arrangement and to grant any pledge or other security interest, including over the Subscriber’s Capital Commitment or Shares, in connection therewith;

(4) all certificates and other instruments deemed advisable by the Fund to comply with the provisions of this Subscription Agreement and applicable law or regulation to permit the Fund to become or to continue as a BDC;

(5) all conveyances and other instruments necessary or appropriate to effect the dissolution and liquidation of the Fund including, but not limited to, any stockholder vote to effect the same;

(6) all other instruments or papers not inconsistent with the terms of this Subscription Agreement that may be required by law to be filed on behalf of the Fund; and

(7) any amendment or modification to any of the foregoing and all other certificates, instruments and documents which said attorney-in-fact determines in its sole discretion are necessary or desirable to effect the provisions of this Subscription Agreement or any Other Subscription Agreement and the purposes of the Fund.

(b) The Attorneys shall have full power and authority to do and perform each and every act and thing whatsoever requisite and necessary relating to the foregoing as fully as the Subscriber might or could do if personally present and the Subscriber hereby ratifies and confirms all that said Attorneys shall lawfully do or cause to be done by virtue hereof.

(c) It is expressly understood and intended by the Subscriber that the power of attorney hereby granted is coupled with an interest and shall be irrevocable. Said power of attorney may be exercised by the Fund either by signing separately as attorney-in-fact for the Subscriber, voting the Shares consistent with the foregoing power of attorney, or, after listing all of the Investors executing an instrument, by a single signature of the Fund acting as attorney-in-fact for all of them. Said power of attorney shall survive the death, incapacity, dissolution or termination of the Subscriber or the assignment of the Subscriber’s Shares or any part thereof.

(d) This power of attorney does not supersede the terms of this Subscription Agreement or any written agreement between the Fund and the Subscriber nor is it to be used to deprive the Subscriber of its rights as a Stockholder (following the closing of any purchase of Shares), and is intended only to provide a simplified system for execution of documents. The Subscriber shall execute and deliver to the Fund, within five days after the receipt of a request therefor, such confirmatory powers of attorney as the Fund may request.

ARTICLE VI

SUITABILITY REQUIREMENTS

6.1. General. The information contained herein is being furnished to the Fund in order for the Fund to determine whether the Subscription may be accepted pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D. The Subscriber understands that: (i) the Fund will rely upon the following information; (ii) the Shares will not be registered under the Securities Act in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D; and no subscription for Shares will be accepted unless the Subscriber is an Accredited Investor. In accordance with the foregoing, the Subscriber makes the representations and warranties to the Fund as set forth in Section 6.2 (if an individual), Sections 6.3 (if any entity), 6.4 (if an entity), 6.5 (all Subscribers), 6.7 (all Subscribers), 6.8 (all Subscribers) and 6.9 (all Subscribers), as applicable. If the Subscriber is an IRA, please complete Section 6.2 with respect to the Subscriber’s beneficial owner.

6.2. Individual Qualification as an Accredited Investor. In order to qualify as an Accredited Investor, the Subscriber must meet one of the following criteria:

(Please check the box at the end of each applicable Section)

1.	The Subscriber is a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase, exceeds $1,000,000 (excluding the value of the primary residence of such natural person and any indebtedness secured by the residence, but including indebtedness secured by the residence in excess of its estimated fair market value and any indebtedness incurred 60 days before the proposed Closing (unless such indebtedness is used to purchase the residence)): ☐

2.	The Subscriber is a natural person who has had income in excess of $200,000 in each of the two most recent years or joint income with the Subscriber’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same in the current year: ☐

3.	The Subscriber is a director, executive officer, or general partner of the Fund, or a director, executive officer, or general partner of the Investment Advisor of the Fund: ☐

6.3. Entity Qualification as an Accredited Investor. In order to qualify as an Accredited Investor, the Subscriber must meet one of the following criteria:

(Please check the box at the end of each applicable Section)

1.	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity: ☐

2.	A broker or dealer registered pursuant to Section 15 of the Exchange Act: ☐

3.	An insurance company as defined in Section 2(13) of the Securities Act: ☐

4.	An investment company registered under the Investment Company Act: ☐

5.	A business development company as defined in Section 2(a)(48) of the Investment Company Act: ☐

6.	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended: ☐

7.	A private business development company as defined in Section 202(a)(22) of the Advisers Act: ☐

8.	An employee benefit plan within the meaning of Title I of ERISA: (a) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, insurance company or registered investment adviser; or (b) having total assets in excess of $5,000,000; or (c) if self-directed, the investment decisions are made solely by persons that are Accredited Investors: ☐

9.	An organization described in Section 501(c)(3) of the Code, corporation, Massachusetts or similar business trust, or company, not formed for the specific purpose of acquiring an Interest, with total assets in excess of $5,000,000: ☐

10.	A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring an Interest, whose purchase is directed by a sophisticated investor as described in Rule 506(b)(2)(ii) promulgated by the SEC under the Securities Act: ☐

11.	A plan which has total assets in excess of $5,000,000 and which is established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees: ☐

12.	A revocable trust which may be amended or revoked at any time by the grantors thereof, and all such grantors are Accredited Investors: ☐

13.	An entity in which all of the equity owners are Accredited Investors: ☐

6.4. Additional Representations for Entities. If the Subscriber is a corporation, company, trust or other entity, the Subscriber must complete each applicable item below:

1.	Have the beneficial owners of the Subscriber’s securities been provided the opportunity to decide whether or not to participate, or the extent of their participation, in particular investments made by the Subscriber, including the Subscription (i.e., the investors in the Subscriber have been permitted to determine whether their capital will form part of the specific capital invested by the Subscriber in the Fund)?

Yes ☐  No  ☐

If the Subscriber answered “Yes” to item 1, please complete items 2 and 3 below. Otherwise, please proceed to Section 6.5.

2.	Each such beneficial owner participating in the Subscription is an Accredited Investor:

Yes  ☐  No  ☐

3.	Please indicate the total number of the Subscriber’s beneficial owners participating in the Subscription: ____________________

4.	Please indicate the date of formation of the Subscriber:

____________________

6.5. Benefit Plan Investor.

1.	Please indicate whether or not the Subscriber is or will be, or is or will be acting on behalf of, a “Benefit Plan Investor.”

Yes  ☐  No ☐

A “Benefit Plan Investor” is defined in Section 3(42) ERISA, and applicable regulations of the Department of Labor (together, the “Plan Asset Rule”). Under the Plan Asset Rule, a Benefit Plan Investor includes: (i) an employee benefit plan which is subject to Part 4 of Subtitle B of Title I of ERISA, such as a U.S. private sector employee pension plan (an “ERISA Plan”); (ii) a plan subject to Section 4975 of the Code, such as a Keogh plan covering only partners or other self-employed individuals or an IRA (a “Tax-Favored Plan”); or (iii) an entity which is deemed to hold the “plan assets” of investing ERISA Plans or Tax-Favored Plans, generally because twenty-five (25%) percent or more of the value of any class of equity interests of such entity is held by other Benefit Plan Investors. For purposes of determining whether the 25% percent threshold has been met or exceeded, the value of any equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded. In addition, certain other entities, such as insurance company general and separate accounts and bank collective investment trust funds, are considered to hold plan assets if any of their interests are held by Benefit Plan Investors.

2.	If the Subscriber answered “Yes” to (1), please indicate what type of Benefit Plan Investor the Subscriber is by checking the appropriate box:

A.☐	ERISA Plan.

B.☐	Tax-Favored Plan.

C.☐	Insurance company separate account, common or collective trust of a bank, or group trust which is exempt from taxation pursuant to the principles of Rev. Rul. 81-100.

D. ☐	Insurance company general account whose assets include “plan assets”.

E. ☐	Entity (other than those described in C and D above) holding “plan assets”.

3.	If the Subscriber checked box C or E in (2) above, the Subscriber represents that the value of its assets attributable to Benefit Plan Investors as a percentage of the total value of its assets is not and will not be more than (please check the applicable box). Subscribers that are insurance company general accounts should omit this question and proceed to (4) below:

☐	10%	☐	20%	☐	30%	☐	40%	☐	50%

☐	60%	☐	70%	☐	80%	☐	90%	☐	100%

4.	Is the Subscriber, or is the Subscriber acting on behalf of, an insurance company general account, or investing assets of an insurance company general account as described in Department of Labor Advisory Opinion 2005-19A?

Yes ☐   No ☐

If the Subscriber answered “Yes”, please specify the maximum percentage of the Subscriber’s assets that would constitute “plan assets” under ERISA:

☐	0%	☐	10%	☐	20%	☐	30%	☐	40%

☐	50%	☐	60%	☐	70%	☐	80%	☐	90%	☐	100%

5.	Please indicate whether the Subscriber is an Other Plan Investor that is subject to any laws, rules or regulations similar to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (an “Other Law”):

Yes ☐   No ☐

If the Subscriber answered “Yes”, please specify the Other Law:

___________________________________________________________________________

6.	If the Subscriber is an IRA or other Benefit Plan Investor, please provide the EIN of the applicable trustee or custodian:

___________________________________________________________________________

6.6. Reserved.

6.7. Government Entities.

(a) Is the Subscriber a “government entity”?

Yes ☐   No ☐

A “government entity” is defined in Rule 206(4)-5 promulgated under the Advisers Act (the “Pay to Play Rule”) as any State or political subdivision of a State, including: (i) any agency, authority, or instrumentality of the State or political subdivision; (ii) a pool of assets sponsored or established by the State or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “defined benefit plan” (as defined in section 414(j) of the Code) or a State general fund; (iii) a plan or program of a government entity; and (iv) officers, agents, or employees of the State or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

(b) If the Subscriber is acting as trustee, custodian or nominee for a beneficial owner that is a government entity, please provide the name of the government entity:

___________________________________________________________________________

(c) If the Subscriber is an entity substantially owned by a government entity (e.g., a single investor vehicle) and the investment decisions of such entity are made or directed by such government entity, please provide the name of the government entity:

___________________________________________________________________________

Please note that, if the Subscriber enters the name of a government entity in this Section 6.7, the Fund will treat the Subscriber as if it were the government entity for purposes of the Pay to Play Rule.

(d) If the Subscriber is (i) a government entity, (ii) acting as trustee, custodian or nominee for a beneficial owner that is a government entity, or (iii) an entity described in Item C, the Subscriber hereby certifies that other than the Pay to Play Rule, no “pay to play” or other similar compliance obligations would be imposed on the Fund and the Investment Advisor in connection with the Subscription.

If the Subscriber cannot make this certification, indicate in the space below all other “pay to play” laws, rules or guidelines, or lobbyist disclosure laws or rules, the Fund, the Investment Advisor, employees or third-party placement agents would be subject to in connection with the Subscription:

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

6.8. Investment Companies. Is the Subscriber (i) a private investment company which is not registered under the Investment Company Act in reliance on Section 3(c)(1) or Section 3(c)(7) thereof; (ii) an “investment company” registered under the Investment Company Act or (iii) a “business development company,” as defined in Section 2(a)(48) of the Investment Company Act?

Yes ☐  No ☐

If the box above was checked “Yes,” please contact the Fund for additional information that will be required.

6.9. Controlling Person. Is the Subscriber or will the Subscriber be a person (including an entity) that has discretionary authority or control with respect to the assets of the Fund or a person who provides investment advice with respect to the assets of the Fund or an “affiliate” of such a person? For purposes of this representation and agreement, an “affiliate” is any person controlling, controlled by or under common control with any such person, including by reason of having the power to exercise a controlling influence over the management or policies of such person.

Yes  ☐  No ☐

ARTICLE VII

MISCELLANEOUS

7.1. Addresses and Notices. The address of each party for all purposes shall be the address set forth on the first page of this Subscription Agreement, as to the Fund, or on the signature page annexed hereto, as to the Subscriber, or such other address of which the other party has received written notice. Any notice, demand or request required or permitted to be given or made hereunder shall be in writing and shall be deemed given or made when delivered in person or when sent to such party at such address by registered or certified mail, return receipt requested or by any other means approved by the Fund in its sole and absolute discretion.

7.2. Titles and Captions. All Article and Section titles or captions in this Subscription Agreement are for convenience only. They shall not be deemed part of this Subscription Agreement and do not in any way define, limit, extend or describe the scope or intent of any provisions hereof.

7.3. Assignability. This Subscription Agreement is not transferable or assignable by the Subscriber.

7.4. Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

7.5. Further Action. The parties shall execute and deliver all documents, provide all information and take or forbear from taking all such action as may be necessary or appropriate to achieve the purposes of this Subscription Agreement. Each party shall bear its own expenses in connection therewith.

7.6. Governing Law; Forum/Jurisdiction/Venue. This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Maryland, without giving effect to conflicts of law principles. With the exception of any causes of action which must, pursuant to Maryland law, be commenced in Maryland courts, the parties hereby submit to the exclusive jurisdiction and venue of the Federal and state courts sitting in Johnson County, Kansas with respect to all legal proceedings arising out of or related to this Subscription Agreement or the subject matter thereof and agree that process, orders, judgments or other documents of any kind relating to court proceedings against such party served either personally or by registered mail shall constitute adequate service of process with respect to any proceedings brought hereunder and hereby waive, to the fullest extent permitted by law, any objection to such jurisdiction or venue on the basis that such proceedings have been brought in an inconvenient forum. The parties hereto hereby waive all rights to trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies under this Subscription Agreement.

7.7. Permitted Transactions and Binding Effect. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, legal representatives, personal representatives, successors and permitted assigns. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and the Subscriber’s heirs, executors, administrators and successors.

7.8. Integration. This Subscription Agreement, together with any other document that may be delivered in connection herewith and signed by both parties hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes and replaces all contemporaneous and prior agreements and understandings, whether written or oral, pertaining thereto. No covenant, representation or condition not expressed in this Subscription Agreement shall affect or be deemed to interpret, change or restrict the express provisions hereof.

7.9. No Oral Agreements or Representations. Any representation, promise or agreement subsequent to the execution of this Subscription Agreement must be in writing and signed by the Fund or its duly authorized agent in order to be reasonably relied upon or enforced.

7.10. Amendment. This Subscription Agreement may be amended, supplemented or otherwise modified only with the written approval of all parties.

7.11. Reserved.

7.12. Waiver. No failure by any party to insist upon the strict performance of any covenant, agreement, term or condition of this Subscription Agreement or to exercise any right or remedy available upon a breach thereof shall constitute a waiver of any such breach or of such or any other covenant, agreement, term or condition.

7.13. Rights and Remedies. The rights and remedies of each of the parties hereunder shall be mutually exclusive, and the implementation of one or more of the provisions of this Subscription Agreement shall not preclude the implementation of any other provision.

7.14. Counterparts. This Subscription Agreement may be executed in counterparts, all of which taken together shall constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the original or the same counterpart.

7.15. Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of construing agreements against the drafter (i.e., contra proferentem) will be applied against any party.

7.16. Severability. The provisions of this Subscription Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Subscription Agreement in any jurisdiction.

7.17. No Third Party Beneficiaries. Except as expressly provided herein, the parties acknowledge that by the execution of this Subscription Agreement they do not intend to create rights in any person or entity other than themselves and no such third person or entity shall be justified in relying upon any provision of this Subscription Agreement.

7.18. Electronic Communication. The Subscriber hereby acknowledges and agrees that the Fund and/or the Investment Advisor may deliver and make reports, statements and other communications, including, without limitation, the Memorandum, the Operative Documents, this Subscription Agreement, Forms 1099 and other tax related information and documentation (“Account Communications”), available to the Subscriber in electronic form, such as e-mail or by posting on a web site in lieu of or in addition to sending such communications as hard copies via fax or mail. E-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, interfered with or deleted without the knowledge of the sender or the intended recipient. The Fund makes no warranties in relation to these matters. The Fund reserves the right to intercept, monitor and retain e-mail messages to and from its systems as permitted by applicable law. If the Subscriber has any doubts about the authenticity of an e-mail purportedly sent by the Fund, the Subscriber must contact the Fund immediately. It is the Subscriber’s affirmative obligation to notify the Fund in writing if the Subscriber’s e-mail address set forth on the signature page hereto changes. The Subscriber may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Fund, in writing, of the Subscriber’s intention to do so, and will thereafter receive such Account Communications in paper form.

*** THE REMAINDER OF THIS PAGE HAS BEEN

INTENTIONALLY LEFT BLANK ***

IN WITNESS WHEREOF, the Subscriber has executed, and the Fund has accepted, this Subscription Agreement as of the date set forth below.

Social Security or Employer Identification Number	Print Name of Subscriber

Signature for Individual Subscribers:

Signature of Subscriber	Date(s) of Birth of Subscriber(s)

Residence (if an individual) or Principal Place of Business (if an entity):

Signature of Subscriber, if Joint Ownership	Street

Signature for Subscriber Other than Individual:

By:
Signature of Authorized Signatory	City State Zip Code

Mailing Address of Subscriber (if different from principal address):

Print Name and Title of Authorized Signatory	Street (No P.O. Boxes Please)

For Subscribers acting on behalf of Individual Beneficial Owners (including IRAs):
City State Zip Code

Print Name of Individual Beneficial Owner	Telephone Number of Subscriber

Signature of Individual Beneficial Owner	Facsimile Number of Subscriber

Social Security Number of Individual Beneficial Owner	E-Mail Address of Subscriber

If Joint Ownership, check one:	If Other than Individual Subscribers, check one:

☐ Joint Tenants with Right of Survivorship	☐	General Partnership	☐ Trust
☐ Tenants-in-Common	☐	Limited Partnership	☐ “Grantor” Trust
☐ Community Property	☐	Corporation	☐ Limited Liability Company
☐ Estate	☐	S Corporation	☐ Other
(specify): ____________

$__________________________________ Capital Commitment

PAYMENT INFORMATION. Set forth below is the relevant information regarding the origin of the funds being invested by the Subscriber:	WIRING INSTRUCTIONS FOR DISTRIBUTIONS. If applicable, set forth below is the relevant information regarding wiring instructions for cash distributions from Fund investments. If left blank, any such distributions will be sent to the account listed under “PAYMENT INFORMATION” herein:

(a) Name of the bank from which the check is issued or the payment is being wired (the “Bank”):

(b) Location of Bank:

(c) ABA#:

(d) SWIFT Address:

(e) If the Subscriber is a customer of the Bank,

please provide account number:

(a) Name of the bank to which the payment is being wired: (b) Location of such bank: (c) ABA#: (d) SWIFT Address: (e) If the Subscriber is a customer of such bank, please provide account number:

ADVISORY FIRM. If referred by an outside investment advisory or similar firm, please complete the following:

(a) Advisory Firm Name:

(b) Contact Person:

(c) Work Telephone:

(d) Facsimile:

(e) Email:

(f) NSCC DTCC Rep#:

_____________________________________________

(g) NSCC DTCC Branch#:

ADVISORY FIRM, cont. Please indicate what you would like us to provide to the Advisory Firm identified herein:

☐ All Below

☐ SEC Reports

☐ Drawdown Notices (if applicable)

☐ Signed Subscription Documents

I authorize you to take instructions from representatives of such investment advisory firm with respect to the delivery account related statements and communications, withdrawals, contributions or transfer instructions. _____ (initial)

FOREGOING SUBSCRIPTION ACCEPTED: Palmer Square Capital BDC Inc. By: Name: Title: Date:

ADDITIONAL REPRESENTATION WITH RESPECT TO INVESTMENT FOR AN IRA

If the Subscriber is an individual retirement account (an “IRA”) or a self-directed pension, and this Subscription Agreement is being executed by a custodian or directed trustee on behalf of such subscriber, then the individual who established the IRA or who directed the plan’s investment in the Fund, as the case may be: (i) has directed the custodian or trustee of the Subscriber to execute this Subscription Agreement on the signature page; and (ii) has exclusive authority with respect to the decision to invest in the Fund; and (iii) has signed below to indicate that he or she has reviewed, directed and certifies to the accuracy of the representation and warranties made by the Subscriber herein.

____________________________________

Type Name

____________________________________

Signature

Name and Address of Custodian

and Contact Individual:

___________________________

___________________________

___________________________

Account or other Reference Number:

___________________________

Trustee/Custodian’s Tax I.D. Number:

___________________________

**** IRA custodian or trustee in every case must sign acknowledgment on next page****

ACKNOWLEDGEMENT PAGE

Acknowledgement of Custodian of Self-Directed Individual Retirement Account

Subscriber Name:

The undersigned, being the custodian of the above named individual retirement account, hereby acknowledges this subscription.

By:		Signature:
	Name of Authorized Signatory		Name of Custodian (Please Type or Print)
(Please Type or Print)

APPENDIX A

BYLAWS OF THE FUND

[See attached]

APPENDIX B

ARTICLES OF INCORPORATION OF THE FUND

[See attached]

APPENDIX C

INVESTMENT ADVISORY AGREEMENT

[See attached]

APPENDIX D

ADMINISTRATION AGREEMENT

[See attached]

APPENDIX E

TRANSFER RESTRICTIONS

This Appendix E is attached to and made a part of the Subscription Agreement with the Subscriber. Capitalized terms not defined herein shall have the meanings assigned to them in the Subscription Agreement.

Prior to a Liquidity Event, no Transfer of the Subscriber’s Capital Commitment or all or any portion of the Subscriber’s Shares may be made without (a) registration of the Transfer on the Fund’s books and (b) the prior written consent of the Fund. In any event, the consent of the Fund may be withheld (i) if the creditworthiness of the proposed transferee, as determined by the Fund in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (ii) unless, in the opinion of counsel (who may be counsel for the Fund) satisfactory in form and substance to the Fund such Transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Fund or the Shares to be Transferred.

In addition, prior to a Liquidity Event that is sufficient to cause us to treat our Shares as a “publicly-offered security” for purposes of ERISA, initial or additional investments by Benefit Plan Investors may be restricted. Specifically, subscriptions for Shares by, or transfers of Shares to, Benefit Plan Investors may be rejected, and existing Benefit Plan Investors may be required to redeem all or a portion of their Shares. Any such restrictions or mandatory redemptions will be effected in such manner as the Company determines, in its sole discretion, to be appropriate under the circumstances if such transfer could (1) result in the Fund’s assets being considered to be “plan assets” for purposes of ERISA or Section 4975 of the Code or (2) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a non-exempt violation of any laws similar to ERISA or Section 4975 of the Code.

Any person that acquires all or any portion of the Capital Commitment of the Subscriber in a Transfer permitted under this Appendix E shall be obligated to pay to the Fund the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Subscriber agrees that, notwithstanding the Transfer of all or any fraction of its Capital Commitment, as between it and the Fund it shall remain liable for its Capital Commitment prior to the time, if any, when the purchaser, assignee or transferee of such Capital Commitment, or fraction thereof, executes and delivers to the Fund documentation evidencing such person’s obligations to fund such Capital Commitment.

The Fund shall not recognize for any purpose any purported Transfer of all or any portion of the Shares and/or Capital Commitment and shall be entitled to treat the transferor of the Shares and/or Capital Commitment, as applicable, as the absolute owner or obligor thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Fund shall have given its prior written consent thereto and there shall have been filed with the Fund a dated notice of such Transfer, in form satisfactory to the Fund, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (a) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (b) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.

PALMER SQUARE CAPITAL BDC INC.

AUTHORIZED SIGNATURE(S)

AUTHORIZED SIGNATURE(S)

(To Be Signed By All Subscribers)

Set forth below are the names of persons authorized by the Subscriber to give and receive instructions between the Fund and the Subscriber, together with their respective signatures. Such persons are the only persons so authorized until further written notice to the Fund signed by one or more of such persons. (Please attach additional pages if needed)

Name / Title	Signature

PALMER SQUARE CAPITAL BDC INC.

ANTI-MONEY LAUNDERING SUPPLEMENT

PALMER SQUARE CAPITAL BDC INC.

Anti-Money Laundering Supplement

You (the “Subscriber”) must complete this supplement (the “Anti-Money Laundering Supplement”) in order to become a shareholder of Palmer Square Capital BDC Inc. (the “Fund”). Your subscription agreement will not be deemed complete, and you will not be issued shares of common stock of the Fund (the “Shares”), regardless of whether you have already wired funds, until all of the required documentation listed below is received by the Fund. For additional information, please contact the Fund at (816) 994-3201.

I: PAYMENT INFORMATION

(a)	Name of Subscriber:

(b)	Country of Birth of Subscriber:

(c)	Citizenship of Subscriber:

(d)	Name of the bank from which your payment to the Fund is being wired (the “Wiring Bank”):

(e)	Is the Wiring Bank located in a FATF Country*? YES ☐ NO ☐

If yes, please answer question (d) below.

If no, please skip to Item II below.

(f)	Are you a customer of the Wiring Bank? YES ☐ NO ☐

You must wire the payment from an account in your name.

II: ADDITIONAL INFORMATION

The following materials must be provided to the Fund:

For Individuals or Participants in Individual Retirement Accounts, Keogh Plans and Other Self- Directed Defined Contribution Plans

☐	A certified copy of a government issued form of picture identification (e.g., passport).

*	As of the date hereof, countries and regional organizations that are members of the Financial Action Task Force on Money Laundering (each, a “FATF Country”) are: Argentina, Australia, Austria, Belgium, Brazil, Canada, China, Denmark, European Commission, Finland, France, Germany, Greece, Gulf Co-operation Council, Hong Kong, Iceland, India, Ireland, Italy, Japan, Republic of Korea, Luxembourg, Mexico, Kingdom of the Netherlands, New Zealand, Norway, Portugal, Russian Federation, Singapore, South Africa, Spain, Sweden, Switzerland, Turkey, United Kingdom and the United States.

☐	A certified copy of proof of current address (e.g., current utility bill).

For Fund of Funds or Entities that Invest on Behalf of Third Parties that are Not Located in the U.S. or Other FATF Country

☐	A certified copy of a certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

☐	A certified copy of an incumbency certificate attesting to the title of the individual executing the Anti-Money Laundering Supplement on behalf of the prospective Subscriber (a sample Incumbency Certificate is attached hereto as Exhibit A).

☐	A completed copy of Exhibit B certifying that the Subscriber has adequate anti-money laundering policies and procedures in place that are consistent with all applicable anti-money laundering laws and regulations, including the USA PATRIOT Act and OFAC (as defined below).

☐	A letter of reference from a local office of a reputable bank or brokerage firm which is incorporated, or has its principal place of business located, in a FATF Country certifying that the prospective Subscriber maintains an account at such bank/brokerage firm and containing a statement affirming the prospective Subscriber’s integrity (a sample Letter of Reference is attached hereto as Exhibit C).

For All Other Entity Subscribers

☐	A certified copy of a certificate of due formation and organization and continued authorization to conduct business in the jurisdiction of its organization (e.g., certificate of good standing).

☐	A certified copy of an incumbency certificate attesting to the title of the individual executing the Anti-Money Laundering Supplement on behalf of the prospective Subscriber (a sample Incumbency Certificate is attached hereto as Exhibit A).

☐	A letter of reference from a local office of a reputable bank or brokerage firm which is incorporated, or has its principal place of business located, in a FATF Country certifying that the prospective Subscriber maintains an account at such bank/brokerage firm for a length of time and containing a statement affirming the prospective Subscriber’s integrity (a sample Letter of Reference is attached hereto as Exhibit C).

☐	If the prospective Subscriber is a privately-held entity, a completed copy of Exhibit D listing the name of each person who directly, or indirectly through intermediaries, is the beneficial owner of 25% or more of any voting or non-voting class of equity interests of the prospective Subscriber.

☐	If the prospective Subscriber is a trust, a completed copy of Exhibit E listing the current beneficiaries of the trust that have, directly or indirectly, 25% or more of any interest in the trust, the settlor of the trust and the trustees.

Note: Copies should either be certified as being true and correct or otherwise notarized. A certifier must be a suitable person, generally a lawyer, accountant, director or manager of a regulated financial institution, a notary public, a member of the judiciary or senior civil servant, or a confirmed director or officer of an entity.

REPRESENTATIONS AND COVENANTS OF THE SUBSCRIBER

You should check the website of the Treasury Department’s Office of Foreign Assets Control (“OFAC”) at http://www.treas.gov/ofac before making the following representations.

(A)	The Subscriber represents that the amounts contributed by it to the Fund were not and are not directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.

Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.** The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

The Subscriber represents and warrants that, to the best of its knowledge, none of:

(1)	the Subscriber;

(2)	any person controlling or controlled by the Subscriber;

(3)	if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or

(4)	any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, nor is a person or entity prohibited under the OFAC Programs.

Please be advised that the Fund may not accept any amounts from a prospective Subscriber if it cannot make the representation set forth in the preceding paragraph. If an existing Subscriber cannot make these representations, the Fund may require the redemption, withdrawal or other cancellation of the Shares.

(B)	The Subscriber agrees to notify the Fund promptly in writing should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber is advised that, by law, the Fund may be obligated to “freeze the account” of such Subscriber, either by prohibiting additional investments from the Subscriber, refusing to process a distribution and/or segregating the assets in the account in compliance with governmental regulations, and the Fund may also be required to report such action and to disclose the Subscriber’s identity to OFAC or other applicable governmental and regulatory authorities.

**	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(C)	The Subscriber represents and warrants that, to the best of its knowledge, none of:

(1)	the Subscriber;

(2)	any person controlling or controlled by the Subscriber;

(3)	if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; or

(4)	any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure,*** or any immediate family member**** or close associate***** of a senior foreign political figure as such terms are defined in the footnotes below.

(D)	If the Subscriber is a non-U.S. banking institution (a “Foreign Bank”) or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign. Bank, the Subscriber represents and warrants to the Fund that:

(1)	the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities;

(2)	the Foreign Bank employs one or more individuals on a full-time basis;

(3)	the Foreign Bank maintains operating records related to its banking activities;

(4)	the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and

(5)	the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(E)	The Subscriber understands and agrees that any distributions paid to it will be paid to the same account from which the Subscriber’s investment in the Fund was originally remitted, unless the Fund, in its sole and absolute discretion, agrees otherwise.

(F)	The Subscriber agrees that, upon the request of the Fund, it will provide such information as the Fund requires to satisfy applicable anti-money laundering laws and regulations, including, without limitation, the Subscriber’s anti-money laundering policies and procedures, background documentation relating to its directors, trustees, settlors and beneficial owners, and audited financial statements, if any.

***	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

****	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

*****	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

SIGNATURE PAGE

ALL SUBSCRIBERS MUST COMPLETE THIS SECTION.

The undersigned hereby represents that: (i) the information contained herein is complete and accurate and may be relied upon; and (ii) the anti-money laundering/OFAC representations contained herein are true and correct.

IN WITNESS WHEREOF, the undersigned has executed this Anti-Money Laundering Supplement this ___ day of __________, 20__.

INDIVIDUALS	ENTITIES
Signature	Print Name of Entity
Print Name	Authorized Signature
Additional Subscriber Signature	Print Name and Title
Print Name

Name of Trustees or Other Fiduciaries Exercising Investment
Discretion with Respect to Benefit Plan or Trust

Signature	Printed Name	Title

Agreement of Custodian of Individual Retirement Account

The undersigned, being the custodian of the above named individual retirement account, hereby accepts and agrees to this Anti-Money Laundering Supplement.

By: Signature of Authorized Signatory	Name of Custodian (Please Type or Print)

Name of Authorized Signatory (Please Type or Print)

EXHIBIT A

FORM OF INCUMBENCY CERTIFICATE

The undersigned, being the _________________________of ____________________________
                                                                          Insert Title                              Insert Name of Entity

a ______________________ organized under the laws of ____________________________________
       Insert Type of Entity                                                             Insert Jurisdiction of Organization

(the “Subscriber”), does hereby certify on behalf of the Subscriber that the persons named below are directors and/or officers of the Subscriber and that the signature at the right of said name, respectively, is the genuine signature of said person and that the persons listed below are each an authorized signatory for the Subscriber.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the ___ day of ______________, 20__.

Name: Print Name of Signatory #1
Title: Print Title of Signatory #1

The undersigned, ____________________________, being the duly authorized __________________________
                                                Insert Name of Signatory #2                                                                  Insert Title

of the Subscriber, does hereby certify that                                                                                          is a duly authorized officer of

               Insert Name of Signatory #1

______________________ and that the signature set forth above is [his][her] true and correct signature.

Insert Name of Subscriber

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the ___ day of_____________, 20__.

Name:	Print Name of Signatory #2
Title:	Print Title of Signatory #2

EXHIBIT B

AML CERTIFICATION FORM FOR FUND OF FUNDS OR ENTITIES THAT INVEST ON BEHALF OF THIRD PARTIES THAT ARE NOT LOCATED IN A FATF COUNTRY

The undersigned, being the _______________________of _________________________________
                                                                       Insert Title                                      Insert Name of Entity

a __________________________ organized under the laws of ____________________________________
            Insert Type of Entity                                                                Insert Jurisdiction of Organization

(the “Subscriber”), does hereby certify on behalf of the Subscriber that it is aware of applicable anti- money laundering laws and regulations, including the requirements of the USA PATRIOT Act of 2001 and the regulations administered by the Treasury Department’s Office of Foreign Assets Control (collectively, the “anti-money laundering/OFAC laws”). The Subscriber has anti-money laundering policies and procedures in place reasonably designed to verify the identity of its beneficial holders underlying investors and their sources of funds. Such policies and procedures are properly enforced and are consistent with the anti-money laundering/OFAC laws such that Palmer Square Capital BDC Inc. (the “Fund”) may rely on this Certification.

The Subscriber hereby represents to the Fund that, to the best of its knowledge, the Subscriber’s beneficial holders underlying investors are not individuals, entities or countries that may subject the Fund to criminal or civil violations of any anti-money laundering/OFAC laws. The Subscriber has read the section entitled “Representations and Covenants of the Subscriber” in the Fund’s Anti- Money Laundering Supplement. The Subscriber has taken all reasonable steps to ensure that its beneficial holders underlying investors are able to certify to such representations. The Subscriber agrees to promptly notify the Fund in writing should the Subscriber have any questions relating to any of the investors or become aware of any changes in the representations set forth in this Certification.

Date:______________, 20__	By:________________________
Name:
Title:

EXHIBIT C

FORM LETTER OF REFERENCE

[LETTERHEAD OF LOCAL OFFICE OF FATF MEMBER BANKING INSTITUTION OR BROKERAGE FIRM]

Date:_______________, 20__

Palmer Square Capital BDC Inc.

1900 Shawnee Mission Parkway, Suite 315

Mission Woods, KS 66205

Telephone: (816) 994-3200

Email: investorrelations@palmersquarecap.com

To whom it may concern:

I, _________________, the ___________________ of ____________________________
                             Name                                   Title                              Insert Name of Institution

certify that ________________________ has maintained an account at our institution for ____________ years and, during
                         Name of Subscriber

this period, nothing has occurred that would give our institution cause to be concerned regarding the integrity of ______________________.

Name of Subscriber

Do not hesitate to contact me at __________________________if you have any further questions.
                                                                           Insert Telephone No.

Very truly yours,

Name:
Title:

EXHIBIT D

BENEFICIAL OWNERSHIP INFORMATION

To Be Completed By Entity Subscriber That Are Privately Held Entities

Instructions: Please complete and return this Exhibit D and provide the name of every person who is directly, or indirectly through intermediaries, the beneficial owner of 25% or more of any voting or non- voting class of equity interests of the Subscriber. If the intermediary’s shareholders or partners are not individuals, continue up the chain of ownership listing their 25% or more equity interest holders until individuals are listed. If there are no 25% beneficial owners, please write None.

Full Name	If Shareholder is an Individual, Insert Name and Address of Principal Employer and Position	Citizenship (for Individuals) or Principal Place of Business (for Entitles)

EXHIBIT E

TRUST OWNERSHIP INFORMATION

To Be Completed By Entity Subscriber That Are Trusts

Instructions: Please complete and return this Exhibit E and provide the name of: (i) every current beneficiary that has, directly or indirectly, an interest of 25% or more in the trust; (ii) every person who contributed assets to the trust (settlors or grantors); and (iii) every trustee. If there are intermediaries that are not individuals, continue up the chain of ownership listing their 25% or more equity interest holders until individuals are listed.

Full Name and Address	Status (Beneficiary/Settlor/Trustee)	Citizenship (for Individuals) or Principal Place of Business (for Entities)

PALMER SQUARE CAPITAL BDC INC.

DIVIDEND REINVESTMENT PLAN ELECTION FORM

PALMER SQUARE CAPITAL BDC INC.

Dividend Reinvestment Plan Election Form

As described in the Subscription Agreement (the “Subscription Agreement”), by and between the undersigned Subscriber and Palmer Square Capital BDC Inc. (the “Fund”), the Fund has adopted a dividend reinvestment plan, as may be amended (the “Dividend Reinvestment Plan”), pursuant to which, for any stockholders who do not “opt-out” of the Dividend Reinvestment Plan, the Fund shall reinvest all cash distributions declared by the Fund’s board of directors on behalf of any stockholder of the Fund in exchange for a number of newly issued Shares.

A Subscriber may elect to “opt-out” of such Dividend Reinvestment Plan below. Amounts reinvested in the Fund pursuant to the Dividend Reinvestment Plan shall have no effect on the amount of a Subscriber’s Undrawn Commitment (as defined in the Subscription Agreement). If you wish to “opt-out” and receive Fund distributions in cash, please indicate by checking the “opt-out” box below.

☐ Opt-out of the Dividend Reinvestment Plan to receive cash distributions

If the Subscriber is a corporation, partnership, limited liability company, trust or any other entity, the person signing this Form is authorized to represent such entity and has the full power and authority under such entity’s governing instruments to execute and deliver this Form.

Date:_____________________	___________________________________________ Subscriber
___________________________________________ Signature
___________________________________________ Name and Title of Authorized Signatory (if applicable)

PALMER SQUARE CAPITAL BDC INC.

IMPORTANT INFORMATION ABOUT PRIVACY
AND CERTAIN INFORMATION SHARING

IMPORTANT INFORMATION ABOUT PRIVACY
AND CERTAIN INFORMATION SHARING

This Privacy Policy explains the manner in which the Fund and the Investment Advisor (collectively, “Company Entities”) collect, utilize and maintain nonpublic personal information about Fund investors, as required under U.S. Federal legislation. There may be additional rights under other laws that apply to you. The Company Entities reserve the right to change or revoke this Privacy Policy at any time.

Collection of Investor Information

The Company Entities collect personal information about Fund investors through the following sources:

●	Subscription forms, investor questionnaires and other information provided by the investor in writing, in person, by telephone, electronically or by any other means. This information includes name, address, nationality, employment information, and financial and investment qualifications; and

●	Investors’ transactions with the Company Entities, including account balances, investments and redemptions.

The Company Entities do not obtain nonpublic personal information from any other source.

Disclosure of Nonpublic Personal Information

The Company Entities do not disclose nonpublic personal information about Fund investors to nonaffiliated third parties or to affiliated entities, except as permitted by U.S. law. For example, the Company Entities may share nonpublic personal information in the following situations:

●	To respond to a subpoena or court order, judicial process or regulatory authorities;

●	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities;

●	To service providers in connection with the administration and servicing of the Company Entities, which may include attorneys, accountants, auditors, or other professionals;

●	To service or process Fund transactions; and

●	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Protection of Investor Information

The Company Entities maintain safeguards that comply with U.S. Federal standards to protect investor information. The Company Entities restrict access to the personal and account information of investors to those persons who need to know such information in the course of their job responsibilities. Third parties with which the Company Entities share investor information must agree to follow appropriate standards of security and confidentiality.